Exhibit 7

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Altria Debenture-Backed Series 2003-8
*CUSIP:  21988G254    Class  A-1
         21988GCM6    Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2003.

INTEREST ACCOUNT

Balance as of March 27, 2003 .....................................         $0.00
         Scheduled Income received on securities .................   $968,750.00
         Unscheduled Income received on securities ...............         $0.00

LESS:
         Distribution to Class A-1 Holders .......................  -$468,750.00
         Distribution to Class A-2 Holders .......................  -$112,500.00
         Distribution to Depositor ...............................  -$387,500.00
         Distribution to Trustee .................................        -$0.00
Balance as of July 15, 2003 ......................................         $0.00

PRINCIPAL ACCOUNT

Balance as of March 27, 2003 .....................................         $0.00
         Scheduled principal payment received on securities ......         $0.00

LESS:
         Distribution to Holders .................................        -$0.00
Balance as of July 15, 2003 ......................................         $0.00

                 UNDERLYING SECURITIES HELD AS OF July 15, 2003

          Principal
            Amount                        Title of Security
         -----------                      -----------------
         $25,000,000       Philip Morris Companies Inc., predecessor to Altria
                           Group, Inc. 7 3/4% Debentures due January 15, 2027
                           *CUSIP:  718154CF2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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